UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): August 24, 2007

Access Pharmaceuticals, Inc.
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(Exact name of registrant as specified in its charter)

    Delaware                              0-9314                          83-0221517
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(State of Incorporation)    (Commission File Number)   (I.R.S. Employer
                                                                                                Identification No.)

2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
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        (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (214) 905-5100
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Item 1.01  Entry into a Material Definitive Agreement
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On August 21, 2007, Access Pharmaceuticals, Inc. ("Access") entered into a license agreement with SpePharm Holding, B.V. (“SpePharm”) under which SpePharm will market Access’ product MuGard™ in the EU, Switzerland, Norway, Iceland and Lichtenstein. As part of this agreement Access has received a $1.0 million upfront licensing payment from SpePharm. Access will receive a royalty on net sales of 20-25% depending on sales volumes and gross margins. SpePharm will be responsible for manufacturing the product and obtaining the necessary regulatory approvals for the product.

Item 9.01.  Financial Statements and Exhibits
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(c) Exhibits.

Exhibit No.     Description
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99.1                 Press release issued by Access Pharmaceuticals, Inc. and SpePharm Holding, B.V. dated August 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Pharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
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       Stephen B. Thompson
       Vice President and
       Chief Financial Officer

Dated August 24, 2007